UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020 (November 2, 2020)

Gulfport Energy Corporation

(Exact name of registrant specified in its charter)

Delaware	000-19514	73-1521290
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-4600

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 2, 2020, the Company elected to enter into a 30-day grace period and defer making the interest payment due November 2, 2020 with respect to its 6.625% senior unsecured notes due 2023 (the “2023 Notes”) while it continues ongoing constructive discussions with its lenders and certain other stakeholders regarding a potential comprehensive financial restructuring to strengthen the Company’s balance sheet and financial position. Pursuant to the indenture for the 2023 Notes dated April 21, 2015 (the “Indenture”), the Company has 30 days to make such interest payment prior to such deferral becoming an “Event of Default” under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2020	GULFPORT ENERGY CORPORATION

	By:	/s/ Patrick K. Craine
		Name:	Patrick K. Craine
		Title:	General Counsel and Corporate Secretary

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